LANDBANK GROUP, INC.
                            2006 STOCK INCENTIVE PLAN


     1. Purpose; Eligibility.

         1.1. Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

         1.2. Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) stock bonuses and (d) rights to acquire restructed stock.

         1.3. General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     2. Definitions.

         2.1. "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         2.2. "Board" means the Board of Directors of the Company.

         2.3. "Cause" means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a.) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Board or Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

         2.4. "Code" means the Internal Revenue Code of 1986, as amended.

         2.5. "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with Section 3.

         2.6. "Common Stock" means the common stock of the Company.

         2.7. "Company" means Landbank Group, Inc., a Delaware corporation.

         2.8. "Consultant" means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement.

         2.9. "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be


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deemed to have  terminated  merely  because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         2.10. "Covered Employee" means the chief executive officer and the four
(4) other highest compensated officers of the Company if any for whom total compensation would, upon the Company becoming a reporting company, be required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         2.11. "Director" means a member of the Board of Directors of the Company.

         2.12. "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

         2.13. "Effective Date" shall mean _______, 2006.

         2.14. "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

         2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.16. "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

             (a) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; (b) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         2.17. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         2.18. "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system.

         2.19. "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3 and who is also an "outside director" within the meaning of Section 162(m) of the Code.


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         2.20.  "Nonstatutory  Stock  Option"  means an Option not  intended  to qualify as an Incentive Stock Option.

         2.21. "Officer" means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         2.22. "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

         2.23. "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

         2.24. "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

         2.25. "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

         2.26. "Plan" means Landbank Group, Inc. 2006 Stock Incentive Plan.

         2.27. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

         2.28. "SEC' means the Securities and Exchange Commission.

         2.29. "Securities Act" means the Securities Act of 1933, as amended.

         2.30. "Stock Award" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

         2.31. "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         2.32. "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

     3. Administration.

         3.1. Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Comittee, as provided in Section 3.3.

         3.2. Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

             (a) To determine from time to time which of the persons eligible under the Plan shall he granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be


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granted;  the  provisions  of  each  Stock  Award  granted  (which  need  not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

             (b) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (c) To amend the Plan or a Stock Award as provided in Section 12.

             (d) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         3.3. Delegation to Committee.

             The Board may delegate administration of the Plan to a Committee of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. A Committee may consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not "outside directors" within the meaning of Section 162(m) of the Code the authority to grant Stock Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or
(ii) delegate to a committee of one or more members of the Board who are not "non-employee directors" within the meaning of Rule 16b-3 the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         3.4. Effect of Board's Decision. All determinations, interpretations and constructions made by the Board or Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Members of the Board and Committee and any officer or employee of the Company or any Affiliate acting at the direction of, or on behalf of, the Board or Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be frilly indemnified by the Company with respect to any such action or determination.

     4. Shares Subject to the Plan.

         4.1. Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Three Million (3,000,000) shares of Common Stock, provided that at no time shall the total number of shares issuable pursuant to Stock Awards at an Exercise Price which is less than 100% of fair value exceed an amount equal to 30% of the Common Stock


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issued and outstanding at the time such calculation is made,  unless approved by a vote of at least two-thirds of the outstanding shares entitled to vote.

         4.2. Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

         4.3. Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     5. Eligibility.

         5.1. Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

         5.2. Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         5.3. Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 500,000 shares of Common Stock during any calendar year. This Section 5.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.3 shall not apply until (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

         5.4. Consultants.

             (a) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company's securities to such Consultant is not exempt under Rule 701 of the Securities Act ("Rule 701") because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

             (b) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the


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

Company determines both (i) that such grant (I) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or
(2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

     6. Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if anOption designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         6.1. Term. Subject to the following, the Option Agreement shall specify the term of the Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten
(10) years from the date it was granted. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Incentive Stock Option shall not be exercised after the expiration of five years after the date the Incentive Stock Option is granted.

         6.2. Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         6.3. Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, or if a determination is made by counsel that such Exercise Price restrictions are not required in the circumstances under applicable federal or state securities laws.

         6.4. Consideration.

             (a) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised or
(ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board, including, without limitation, a "cashless" exercise program established with a broker following a Listing Date. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the


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Company,  shall be paid only by shares of the Common  Stock of the Company  that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

             (b) In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         6.5. Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         6.6. Transferability of a Nonstatutory Stock Option. Except as otherwise permitted under Rule 701, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         6.7. Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board or Committee may deem appropriate. The vesting provisions of individual Options may vary. Notwithstanding the foregoing, vesting shall occur at a rate of not less than 20% per year over the five-year period commencing on the date on which an Option is granted. No Option may be exercised for a fraction of a share of Common Stock.

         6.8. Termination of Continuous Service. Unless otherwise provided in an Option Agreement, in the event an Optionholder's Continuous Service terminates (other than upon the Optiohholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder' s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

         6.9. Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option set forth in Section 6.1 or (b) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.


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         6.10.  Disability  of  Optionholder.  Unless  otherwise  provided in an
Option Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only withinsuch period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

         6.11. Death of Optionholder. Unless otherwise provided in an Option Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder' s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

         6.12. Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option upon termination in favor of the Company or to any other restriction the Board or Committee determines to be appropriate. The Company will exercise its repurchase option only within 90 days after the termination of the Optionholder's Continuous Service, at the Exercise Price, for cash or cancellation of indebtedness incurred in exercising the Option, provided, however that such right shall lapse at least as rapidly as 20% of the Common Stock per year over a 5 years from the date the Option was granted.

         6.13. Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

         6.14. Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option.

         6.15 Market Stand-Off. Each Option Agreement or Stock Award Agreement may provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant will agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.


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     7. Provisions of Stock Awards Other Than Options.

         7.1. Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

             (a) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

             (b) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

             (c) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

             (d) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

         7.2. Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

             (a) Purchase Price. The purchase price of restricted stock awards shall be determined by the Committee.

             (b) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

             (c) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

             (d) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

             (e) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board or Committee shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

     8. Covenants of the Company.

         8.1. Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

         8.2. Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

     9. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

     10. Miscellaneous.

         10.1. Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         10.2. Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         10.3. No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

         10.4. Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         10.5. Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (a) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

         10.6. Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company owned and unencumbered shares of Common Stock not acquired from the Company.

         10.7. Information to Participants. To the extent necessary to comply with California law, the Company each year during the plan shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.

     11. Adjustments Upon Changes in Stock.

         11.1. Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 and the maximum number of securities subject to award to any person pursuant to Section 5.3, and the outstanding Stock Awards will be appropriately adjusted in the clas(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company).

         11.2. Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

         11.3. Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (a) a sale, lease or other disposition of all or substantially all of the assets of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation or (c) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 11.3) for those outstanding under the Plan. Any such assumption of Stock Awards or substitution of similar stock awards shall be final and binding on Participants. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be fully accelerated, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

         11.4. Change in Control - Securities Acquisition. After the Listing Date, in the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors and provided that such acquisition is not a result of and does not constitute a transaction described in, Section 11.3 hereof, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated prior to such event, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be fully accelerated.

     12. Amendment of the Plan and Stock Awards.

         12.1. Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any Nasdaq or securities exchange listing requirements.

         12.2. Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         12.3. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         12.4. No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

         12.5. Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not he impaired by any such amendment unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

     13. Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     14. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the holders of a majority of the outstanding Common Stock of the Company entitled to vote, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

     15. Choice of Law. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

                            [SIGNATURE PAGE FOLLOWS]

     In witness whereof, upon authorization of the Board of Directors and the stockholders of the Company, the undersigned has caused the Landbank Group, Inc. 2006 Stock Incentive Plan to be executed effective as of the _____ day of __________, 2006.



                                                LANDBANK GROUP, INC.



                                                By:
                                                    ----------------------------

                                                Printed Name:
                                                              ------------------

                                                Title:
                                                       -------------------------




















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